Exhibit 99.1

Minim Names Mehul Patel Chief Financial Officer

Patel brings extensive finance leadership experience in the home networking industry to help drive the Company’s continued software-driven product transformation

Manchester, N.H., Feb. 28, 2022 — Minim, Inc., (NASDAQ: MINM), the creator of intelligent WiFi software and Motorola home networking products under an exclusive global brand license, today announces the appointment of Mehul Patel to Chief Financial Officer, effective March 21, 2022. Patel comes with extensive financial leadership experience from Verifone, CommScope, and Motorola Mobility. At Minim, Patel will focus on driving operational efficiency while sustainably investing in Minim’s continued software-driven product transformation.

“We are thrilled to welcome Mehul to the team next month,” said Gray Chynoweth, Minim CEO. “Mehul brings deep experience in financial strategy, management, and reporting within our industry. We believe he will play an integral role in maximizing our business performance as we continue to launch intelligent WiFi software and products in the massive and growing smart home market.”

Currently, Patel serves as Vice President, Supply Chain Finance & Transformation, for Verifone, a FinTech company that provides payment and commerce solutions to global retail brands, major financial institutions and over 600,000 merchants. At Verifone, he has led an international team and four major contract manufacturer factories to achieve material supply chain cost control during the pandemic.

Prior to joining Verifone, Patel held the position of Finance Director for the Telecom Consumer Premise Equipment (CPE) business unit at Motorola, where he was responsible for P&L and financial operations for over a billion dollars in revenue worldwide. During his 18 years at Motorola, he was a part of six acquisitions and saw the company’s name change from Motorola Home to Motorola Mobility, a Google Company, to ARRIS and in 2019 to CommScope. Patel earned a Bachelor of Science (BS) degree in accounting with a concentration in management information systems (MIS) from The Pennsylvania State University. He and his wife and two boys live in the Philadelphia area.

“As the home networking industry continues to evolve to meet higher consumer demands on bandwidth and performance, I am confident Minim is well positioned to become a dominant player in the space,” said Patel. “Minim’s strategic investment in research and development of an AI-driven software platform that integrates with varied hardware shows a commitment to building long-term customer value and a robust business model. I am excited to join this incredibly talented team to execute on this vision.”

To learn more about Minim, visit www.minim.com or its Investor website at ir.minim.com.

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About Minim

Minim, Inc. (NASDAQ: MINM) was born in 1977 as a networking company and now delivers intelligent software to protect and improve the WiFi connections we depend on to work, learn, and live. Minim’s cloud platform powers intuitive apps and a variety of routers, helping customers take control of their connected experience and privacy. Headquartered in Manchester, N.H., Minim holds the exclusive global license to design and manufacture consumer networking products under the Motorola brand. To learn more, visit https://www.minim.com.

MOTOROLA and the Stylized M Logo are trademarks or registered trademarks of Motorola Trademark Holdings, LLC and are used under license.

Contacts:

Media Contact

Minim, Inc.

Nicole Zheng, President & CMO

nicole@minim.com

Investor Relations Contact:

Hayden IR

James Carbonara

(646) 755-7412

james@haydenir.com

Forward-Looking Statements

This press release contains “forward-looking statements”, within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to Minim’s plans, expectations, and intentions, including statements regarding the Company’s anticipated results of operations for 2021. Actual results may be materially different from expectations as a result of known and unknown risks, including: risks associated with Minim’s potential inability to realize intended benefits of the acquisition by merger of Zoom Connectivity, Inc.; the potential increase in tariffs on the company’s imports; potential supply interruptions from manufacturing the company’s products in Vietnam; risks relating to global semiconductor shortages; potential changes in NAFTA; the potential need for additional funding which Minim may be unable to obtain; declining demand for certain of Minim’s products; delays, unanticipated costs, interruptions or other uncertainties associated with Minim’s production and shipping; Minim’s reliance on several key outsourcing partners; uncertainty of key customers’ plans and orders; risks relating to product certifications; Minim’s dependence on key employees; uncertainty of new product development, including certification and overall project delays, budget overruns; the risk that newly introduced products may contain undetected errors or defects or otherwise not perform as anticipated; costs and senior management distractions due to patent related matters; risks from a material weakness in our internal control over financial reporting; the impact of the COVID-19 pandemic; and other risks set forth in Minim’s filings with the Securities and Exchange Commission. Minim cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Minim expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in Minim’s expectations or any change in events, conditions or circumstance on which any such statement is based.